Exhibit 21.  Securities of Registrant

                                                     Year         Percentage
                                  Jurisdiction     Acquired       of Voting
Name of Subsidiary              of Incorporation   or Formed   Securities Owned
                                ________________   _________   ________________
ASI Data Services Inc.                Maine          1993            100%

Northeast Savings Bank, F.S.B.        Maine          1987            100%
(and its 100% ownedsubsidiary,
 Northeast Financial Service
 Corporation).
